42 cts corporation

EXHIBIT (21)
CTS CORPORATION AND SUBSIDIARIES
As of December 31, 2006
CTS Corporation (Registrant), an Indiana corporation
Subsidiaries:
CTS Corporation, a Delaware corporation
      CTS of Panama, Inc., a Republic of Panama corporation
           CTS Components Taiwan, Ltd., a Taiwan, Republic of China corporation
           CTS Electro de Matamoros, S.A.,(1) a Republic of Mexico corporation
      CTS Japan, Inc., a Japan corporation
      CTS International B.V., a Netherlands corporation
           CTS Czech Republic S.R.O., a Czech Republic corporation
           CTS Singapore Pte., Ltd., a Republic of Singapore corporation
           CTS Electronics Hong Kong, Ltd.,(1) a Hong Kong corporation

CTS (Tianjin) Electronics Company, Ltd., a Peoples’ Republic of China corporation

CTS Electronics Dongguan, Ltd., a Peoples’ Republic of China corporation
                CTS (Zhongshan) Technology Co. Ltd., a People’s Republic of China corporation
CTS of Canada Holding Company, a Province of Nova Scotia (Canada) corporation
      CTS of Canada G.P., Ltd., a Province of Ontario (Canada) corporation
CTS of Canada L.P., a Province of Ontario (Canada) limited partnership(2)
      CTS of Canada Co., a Province of Nova Scotia (Canada) corporation
           CTS Corporation U.K., Ltd., a Scotland corporation
CTS Printex, Inc., a California corporation
CTS Electronics Components, Inc., a Delaware corporation
Dynamics Corporation of America, a New York corporation
      International Electronic Research Corporation, a California corporation
      LTB Investment Corporation, a Delaware corporation
CTS Electronics Manufacturing Solutions, Inc., a Delaware corporation
      CTS Electronics Manufacturing Solutions (Moorpark), Inc., a California corporation
      CTS Electronics Manufacturing Solutions (Santa Clara), Inc., a California corporation
      CTS Electronics Manufacturing Solutions (Massachusetts), Inc., a Massachusetts corporation
      Technetics, Inc., a California corporation
      CTS Electronics Corporation (Thailand), Ltd., a Thailand corporation
Corporations whose names are indented are subsidiaries of the preceding non-indented corporations. Except as indicated, each of the above subsidiaries is wholly-owned by its parent company. Operations of all subsidiaries and divisions are consolidated in the financial statements filed.

(1)	Less than 1% of the outstanding shares of stock is owned of record by nominee shareholders pursuant to national laws regarding resident or nominee ownership.

(2)	CTS of Canada, L.P., is a limited partnership formed by CTS of Canada Holding Co. and CTS of Canada G.P., Ltd.